                                                                     EXHIBIT 1.2


                                PRICING AGREEMENT


                                                                November 9, 2001

Salomon Smith Barney Inc.
A.G. Edwards & Sons, Inc.
First Union Securities, Inc.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
Morgan Stanley & Co. Incorporated
UBS Warburg LLC
As representatives of the Underwriters named in
         Schedule I hereto

c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

         Lincoln National Capital V, a statutory business trust formed under the laws of the State of Delaware (the "Designated Trust") and Lincoln National Corporation, an Indiana corporation (the "Guarantor"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 9, 2001 (the "Underwriting Agreement"), between the Guarantor on the one hand and the Underwriters named in Schedule I hereto, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities") consisting of Firm Designated Securities and any Optional Designated Securities the Underwriters may elect to purchase. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you.

         Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Designated Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Designated Trust at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Designated Securities, as provided below, the Designated Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Designated Trust at the purchase price to the Underwriters set forth in Schedule II hereto that portion of the number of Optional Designated Securities as to which such election shall have been exercised.

         The Designated Trust hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Designated Securities. Any such election to purchase Optional Designated Securities may be exercised by written notice from the Representatives to the Guarantor and the Designated Trust given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Designated Securities to be purchased and the date on which such Optional Designated Securities are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Guarantor and the Designated Trust otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

         If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the

Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Designated Trust and the Guarantor.

                            [SIGNATURE PAGE FOLLOWS]

It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Guarantor for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                Very truly yours,


                                LINCOLN NATIONAL CORPORATION


                                By: /s/ Richard C. Vaughan
                                   ---------------------------------------------
                                Name: Richard C. Vaughan
                                Title: Executive Vice President and CFO


                                LINCOLN NATIONAL CAPITAL V

                                By: Lincoln National Corporation, as Depositor


                                By: /s/ Frederick J. Crawford
                                    --------------------------------------------
                                Name: Frederick J. Crawford
                                Title: Vice President and Treasurer

Accepted as of the date hereof:

Salomon Smith Barney Inc.
A.G. Edwards & Sons, Inc.
First Union Securities, Inc.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
Morgan Stanley & Co. Incorporated
UBS Warburg LLC

As Representatives of the Underwriters Named in Schedule I hereto


/s/ William Oliva
-----------------------------------
Name: William Oliva
Title: Managing Director
                                       -4-

On behalf of each of the Underwriters named on Schedule I hereto

                                   SCHEDULE I



                                                            Number of Firm            Maximum Number of
                                                            Designated                Optional Designated
                                                            Securities to be          Securities Which May
                        Underwriters                        Purchased                 be Purchased
                        ------------                        ---------                 ------------
Salomon Smith Barney, Inc.                                           935,000                     140,250
A.G. Edwards & Sons, Inc....................................         885,000                     132,750
First Union Securities, Inc.................................         885,000                     132,750
Merrill Lynch, Pierce, Fenner & Smith                                885,000                     132,750
                 Incorporated...............................
Morgan Stanley & Co. Incorporated...........................         885,000                     132,750
UBS Warburg LLC.............................................         885,000                     132,750
ABN AMRO Incorporated.......................................          40,000                       6,000
Banc One Capital Markets, Inc...............................          40,000                       6,000
Bear, Stearns & Co., Inc....................................          40,000                       6,000
Charles Schwab & Co., Inc...................................          40,000                       6,000
Dain Rauscher Incorporated..................................          40,000                       6,000
H&R BLOCK Financial Advisors, Inc...........................          40,000                       6,000
Janney Montgomery Scott Inc.................................          40,000                       6,000
Legg Mason Wood Walker, Inc.................................          40,000                       6,000
NatCity Investments, Inc....................................          40,000                       6,000
Quick & Reilly, Inc.........................................          40,000                       6,000
Raymond James & Associates, Inc.............................          40,000                       6,000
Robert W. Baird & Co. Incorporated..........................          40,000                       6,000
TD Securities (USA) Inc.....................................          40,000                       6,000
Tucker Anthony Incorporated.................................          40,000                       6,000
US Bancorp Piper Jaffray Inc................................          40,000                       6,000
Wells Fargo Van Kasper, LLC.................................          40,000                       6,000
                                                                   ---------                     -------
Total.......................................................       6,000,000                     900,000
                                                                   =========                     =======

                                   SCHEDULE II

DESIGNATED TRUST:

         Lincoln National Capital V

TITLE OF DESIGNATED SECURITIES:

         7.65% Trust Originated Preferred Securities, Series E ("TRUPS")

AGGREGATE PRINCIPAL AMOUNT:

         Aggregate principal amount of Firm Designated Securities: $150,000,000 (aggregate stated liquidation amount)

PRICE TO PUBLIC

         100% of the principal amount of the Designated Securities

PURCHASE PRICE BY UNDERWRITERS:

         100% of the principal amount of the Designated Securities

UNDERWRITERS' COMPENSATION:

         $0.7875 per Designated Security. Such compensation shall be paid either: (i) by netting such amount against the payment by the Underwriters for such Designated Securities at the applicable Time of Delivery or (ii) in the form of a commission to be paid by or on behalf of the Guarantor by wire transfer of same-day funds at or prior to the applicable Time of Delivery to the account specified in writing to the Guarantor by Salomon Smith Barney, Inc. no later than 24 hours prior to such Time of Delivery.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

         New York Clearing House same-day funds

ACCOUNTANTS' LETTER TO BE DELIVERED ON DATE OF PRICING AGREEMENT:

         Yes.





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



TRUST AGREEMENT:

         Amended and Restated Trust Agreement, dated November 19, 2001, between the Guarantor and the Trustees named therein.

INDENTURE:

         Junior Subordinated Indenture dated as of May 1, 1996, between the Guarantor and First Chicago National Bank, as Debenture Trustee (the "Indenture")

GUARANTEE:

         Guarantee Agreement, dated as of November 19, 2001, between Guarantor and Guarantee Trustee

MATURITY:

         November 19, 2050.

INTEREST RATE:

         7.65%.

INTEREST PAYMENT DATES:

         March 31, June 30, September 30 and December 31.

EXTENSION PERIOD:

         20 quarters

REDEMPTION PROVISIONS:

         The redemption provisions set forth in Section 402 of the Trust Agreement shall apply to the Designated Securities.

SINKING FUND PROVISIONS:

         No sinking fund provisions.

FIRST TIME OF DELIVERY:

         10:00 a.m., New York City time November 19, 2001

CLOSING LOCATION:

         Sullivan & Cromwell
         125 Broad Street
         New York, New York  10004

NAMES AND ADDRESSES OF REPRESENTATIVES:

         Salomon Smith Barney Inc.
         A.G. Edwards & Sons, Inc.
         First Union Securities, Inc.
         Merrill Lynch, Pierce, Fenner & Smith Incorporated
         Morgan Stanley & Co. Incorporated
         UBS Warburg LLC

         c/o Salomon Smith Barney Inc.
         388 Greenwich Street
         New York, New York 10013